SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2005

                                   __________


                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                   0-25312                 84-1286576
(State or other jurisdiction of    (Commission file          (I.R.S. employer
  incorporation or organization)       number)              identification no.)


     15 Old Danbury Road, Suite 203                                06897
               Wilton, CT                                        (Zip code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 762-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

As previously disclosed, due to various reasons outside the Company's control, the Company did not receive the initial payment from Ercole Marelli HiTech srl
(EMHT), of Milan, Italy, related to the $47 million contract with EMHT for the sale of multiple Plasma Converter Systems to EMHT for diverse industrial applications, which payment was expected from EMHT by July 29, 2005.

As of the date of this Current Report, the Company has still not received any contract payments from EMHT. While the Company has recently received certain written documentation as well as oral assurances from representatives of EMHT that the contract is still viable, at this time, the Company is not relying on performance of the contract by EMHT and in due course will determine the proper action, if any, to be taken.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Startech Environmental Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2005

                              STARTECH ENVIRONMENTAL CORPORATION



                              By: /s/ Peter J. Scanlon
                                 -----------------------------------
                                 Peter J. Scanlon
                                 Chief Financial Officer





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